UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  June 1, 2006

Interpharm Holdings, Inc.
(Exact name of Registrant as specified in charter)

Delaware	0-22710	13-3673965
(State or other jurisdic-	(Commission	(IRS Employer
tion of incorporation)	File Number)	Identification No.)

75 Adams Avenue, Hauppauge, New York		11788
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (631) 952-0214

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events

On June 1, 2006, Ray Vuono (“Vuono”) commenced an action against Interpharm Holdings Inc. (the “Company”) in the Supreme Court of the State of New York, County of Suffolk (Index No. 13985/06). Vuono’s complaint against Interpharm alleges, among other things, that Vuono is entitled to receive additional compensation as a “finder”under an agreement dated July 1, 2002 between Vuono and the Company (then known as Atec Group, Inc.) with respect to a reverse merger transaction consummated by the Company in May 2003. Vuono also alleges that he is entitled to additional compensation under the agreement in respect of a $41.5 million credit facility from Wells Fargo Business Credit, Inc. obtained by the Company in February 2006 and the sale for $10 million of shares of a new series of convertible preferred stock and warrants to purchase common stock of the Company consummated by the Company with Tullis-Dickerson Capital Focus III, L.P. in May 2006. The total amount of damages sought by Vuono in the action is in excess of $10 million.

The Company believes that Vuono’s claims are without merit and the Company intends to timely file appropriate pleadings or motions seeking a dismissal of the complaint with prejudice.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERPHARM HOLDINGS, INC.

June 28, 2006	By:	/s/ George Aronson
George Aronson Chief Financial Officer